UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2481903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1450 Broadway, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Iconix Brand Group, Inc. Amended and Restated 2009 Equity Incentive Plan

(Full title of the plan)

Neil Cole, Chief Executive Officer and President

Iconix Brand Group, Inc.

1450 Broadway

New York, New York 10018

(Name and address of agent for service)

(212) 730-0030

(Telephone number, including area code, of agent for service)

Copy to:

Robert J. Mittman, Esq.

Kathleen A. Cunningham, Esq.

Blank Rome LLP

405 Lexington Avenue

New York, New York 10174

Indicate by check mark whether the registrant is large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.001 per share	4,000,000 (3)	$18.29	$73,160,000	$9,979.02

(1)	Represents shares issuable under the registrant’s Amended and Restated 2009 Equity Incentive Plan (“2009 Plan”) as a result of the amendment and restatement of the 2009 Plan approved by stockholders of the registrant on August 15, 2012 (the “Amendment”).
(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, based upon the average of the high and low prices for the registrant’s common stock as quoted on Nasdaq on October 3, 2012.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also registers an indeterminate number of shares of common stock which may be issued pursuant to the anti-dilution provisions of the registrant’s 2009 Plan.

Pursuant to General Instruction E of Form S-8, the registrant hereby makes the following statement:

This Registration Statement on Form S-8 is being filed by the registrant to register an additional 4,000,000 shares of its common stock which are issuable upon the exercise of options and upon the grant of restricted stock and other stock-based awards available for grant under the 2009 Plan, pursuant to the Amendment authorized by the stockholders of the registrant on August 15, 2012. These 4,000,000 shares are in addition to the 3,000,000 shares of the registrant’s common stock which were previously registered pursuant to the registrant’s Registration Statement on Form S-8 (Commission File No. 333-161419) filed with the Securities and Exchange Commission (the “SEC”) on August 18, 2009 (the “Prior Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1	The Iconix Brand Group, Inc. Amended and Restated 2009 Equity Incentive Plan (incorporated by reference from Annex A to the Schedule 14A filed with the SEC by the registrant on July 6, 2012)

5	Opinion of Blank Rome LLP

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm of Iconix Brand Group, Inc.

23.2	Consent of Blank Rome LLP (included in Exhibit 5)

24	Power of Attorney (included on the Signature Page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on October 5, 2012.

ICONIX BRAND GROUP, INC.

By:	/s/ Neil Cole
Name: Neil Cole
Title: Chief Executive Officer and President

Each person whose signature appears below authorizes each of Neil Cole and Warren Clamen, or either of them acting individually, as his true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-8 of Iconix Brand Group, Inc., including any and all post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date stated.

Name	Title	Date

/s/ Neil Cole	Chairman of the Board, Chief Executive Officer and Director	October 5, 2012
Neil Cole	(Principal Executive Officer)

/s/ Warren Clamen	Chief Financial Officer	October 5, 2012
Warren Clamen	(Principal Financial and Accounting Officer)

/s/ Barry Emanuel	Director	October 5, 2012
Barry Emanuel

/s/ Drew Cohen	Director	October 5, 2012
Drew Cohen

/s/ F. Peter Cuneo	Director	October 5, 2012
F. Peter Cuneo

/s/ Mark Friedman	Director	October 5, 2012
Mark Friedman

/s/ James A. Marcum	Director	October 5, 2012
James A. Marcum

/s/ Laurence N. Charney	Director	October 5, 2012
Laurence N. Charney

II-2

Exhibit Index

Exhibit No.	Description

4.1	The Iconix Brand Group, Inc. Amended and Restated 2009 Equity Incentive Plan (incorporated by reference from Annex A to the Schedule 14A filed with the SEC by the registrant on July 6, 2012)

5	Opinion of Blank Rome LLP

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm of Iconix Brand Group, Inc.

23.2	Consent of Blank Rome LLP (included in Exhibit 5)

24	Power of Attorney (included on the Signature Page of this Registration Statement)